   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 1997

                                                     REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                     UNITED COMPANIES FINANCIAL CORPORATION

             (Exact name of registrant as specified in its charter)

                                   LOUISIANA
         (State or other jurisdiction of incorporation or organization)

                                4041 ESSEN LANE
                          BATON ROUGE, LOUISIANA 70809
                                 (504) 924-6007
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------
                                   71-0430414
                    (I.R.S. Employer Identification Number)

                                 DALE E. REDMAN
                            CHIEF FINANCIAL OFFICER
                                4041 ESSEN LANE
                          BATON ROUGE, LOUISIANA 70809
                                 (504) 924-6007
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   Copies to:

       REED D. AUERBACH, ESQ.                LEE C. KANTROW, ESQ.                PETER J. GORDON, ESQ.
   STROOCK & STROOCK & LAVAN LLP       KANTROW, SPAHT, WEAVER & BLITZER        SIMPSON THACHER & BARTLETT
          180 MAIDEN LANE              (A PROFESSIONAL LAW CORPORATION)           425 LEXINGTON AVENUE
   NEW YORK, NEW YORK 10038-4982             POST OFFICE BOX 2997            NEW YORK, NEW YORK 10017-3909
                                      BATON ROUGE, LOUISIANA 70821-2997

                             ---------------------
      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                             ---------------------
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                            ---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           ---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [X]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                  PROPOSED MAXIMUM
                                                                 AGGREGATE OFFERING            AMOUNT OF
         TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED           PRICE(1)            REGISTRATION FEE(2)
----------------------------------------------------------------------------------------------------------------
Debt Securities; Preferred Stock; Common Stock(3)(4)........        $500,000,000              $151,515.15
----------------------------------------------------------------------------------------------------------------
Depositary Shares(5)........................................            (6)                        0
=================================================================================================================

(1) Estimated solely for purposes of computing the registration fee.

(2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount.

(3) In addition to any Debt Securities and shares of Common Stock and Preferred Stock that may be issued directly under this registration statement, there are being registered hereunder an indeterminate amount of Debt Securities and shares of Common Stock and Preferred Stock as may be issued upon conversion or exchange of Debt Securities or Preferred Stock, as the case may be. No separate consideration will be received for any Debt Securities or shares of Common Stock or Preferred Stock so issued upon such conversion or exchange.

(4) Includes Preferred Stock Purchase Rights ("Rights"). The Rights are associated with and trade with the Common Stock. The value, if any, attributable to the Rights is reflected in the market price of the Common Stock.

(5) There are being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event that the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and the underlying Preferred Stock will be issued to the Depositary under the Deposit Agreement.

(6) No separate consideration will be received for the Depositary Shares.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 19, 1997

PROSPECTUS

                     UNITED COMPANIES FINANCIAL CORPORATION

               DEBT SECURITIES, PREFERRED STOCK AND COMMON STOCK

     United Companies Financial Corporation ("UCFC" or the "Company") may offer from time to time, together or separately, (i) its unsecured debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (ii) shares of its preferred stock, par value $2.00 per share (the "Preferred Stock"), and (iii) shares of its common stock, par value $2.00 per share (the "Common Stock") (the Debt Securities, the Preferred Stock and the Common Stock are collectively referred to herein as the "Securities"), in amounts, at prices and on terms to be determined at the time of the offering thereof. The Debt Securities may be convertible or exchangeable into other series of Debt Securities, shares of Preferred Stock or shares of the Common Stock of the Company and the Preferred Stock may be convertible or exchangeable into other series of Preferred Stock, Debt Securities or shares of the Common Stock of the Company. The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances the aggregate offering price of which will not exceed $500,000,000 (or the equivalent thereof if the Debt Securities are denominated in one or more foreign currencies or foreign currency units).

     The specific terms of the Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying supplement to this Prospectus (each, a "Prospectus Supplement"), including, where applicable (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as Senior Debt Securities or Subordinated Debt Securities, authorized denominations, maturity, any premium, rate or method of calculation of interest, if any, and dates for payment thereof, any terms for optional or mandatory redemption, any sinking fund provisions, any terms for conversion or exchange into other series of Debt Securities, Preferred Stock or Common Stock and any other special terms, and (ii) in the case of the Preferred Stock, the specific designation, the aggregate number of shares offered, the dividend rate (or method of calculation thereof), the dividend period and dividend payment dates, whether such dividends will be cumulative or noncumulative, the liquidation preference, voting rights, if any, any terms for optional or mandatory redemption, any terms for conversion or exchange into other series of Preferred Stock, Debt Securities or Common Stock and any other special terms, and (iii) in the case of Common Stock, the aggregate number of shares offered. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

     The Senior Debt Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Company. The Subordinated Debt Securities will be subordinate in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company.

     The Securities may be sold (i) through underwriting syndicates represented by managing underwriters, or by underwriters without a syndicate, with such underwriters to be designated at the time of sale; (ii) through agents designated from time to time; or (iii) directly by the Company. The names of any underwriters or agents of UCFC involved in the sale of the Securities, the public offering price or purchase price thereof, any applicable commissions or discounts, any other terms of the offering of such Securities and the net proceeds to the Company from such sale, will be set forth in the applicable Prospectus Supplement.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------
               The date of this Prospectus is             , 1997.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, previously filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Amendments Nos. 1, 2 and 3 on Form 10-K/A;

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

          (c) The Company's Current Reports on Form 8-K filed on February 9, 1996, August 8, 1996, November 27, 1996, December 2, 1996, December 5, 1996
     and December 19, 1996;

          (d) The Company's Proxy Statement dated May 21, 1996 in connection with the Company's Annual Meeting of Shareholders held on June 28, 1996;

          (e) The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed on August 5, 1994; and

          (f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on August 30, 1996.

     All reports and any definitive proxy or information statements filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO DALE
E. REDMAN, CHIEF FINANCIAL OFFICER, UNITED COMPANIES FINANCIAL CORPORATION, 4041 ESSEN LANE, BATON ROUGE, LOUISIANA 70809. TELEPHONE REQUESTS MAY BE DIRECTED TO MR. REDMAN AT (504) 924-6007.

                             AVAILABLE INFORMATION

     UCFC is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the following public reference facilities maintained by the Commission: Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, Suite 1300, New York, New York 10048; and the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding the registrants that file electronically with the Commission, including the Company. The address of such Internet web site is (http://www.sec.gov). In addition, reports, proxy statements and other information concerning UCFC may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). This

Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.

                                  THE COMPANY

GENERAL

     United Companies Financial Corporation (the "Company" or "UCFC"), founded in 1946, is a financial services holding company engaged in consumer lending. The Company's lending operations primarily are focused on the origination, purchase, sale and servicing of first mortgage, non-conventional, home equity loans which typically are not loans for the purchase of homes. These home equity loans, which are fixed and variable rate mortgage loans, are made primarily to individuals who may not otherwise qualify for conventional loans which are readily marketable to government-sponsored mortgage agencies or conduits and available through most commercial banks and many other lending institutions.

     The Company's home equity loan originations are accomplished primarily through the following distribution channels: (i) a retail branch network conducted through United Companies Lending Corporation(R) ("UC Lending"), (ii) a wholesale operation conducted through UNICOR MORTGAGE(R), Inc. and through GINGER MAE(R), a division of UC Lending, each of which offer home equity loan products, and (iii) a bulk loan purchase program conducted through Southern Mortgage Acquisition, Inc., which from time to time purchases pools of home equity loans from other lenders. In addition, the Company's lending operations include manufactured housing loan products offered through its wholly owned subsidiary, United Companies Funding, Inc. These manufactured housing contracts are made primarily to finance the purchase of new or used manufactured homes and typically are secured by a first lien security interest in the manufactured homes. The Company also began offering in mid-1996 a secured credit card product targeted to the Company's home equity loan customer base. These credit card loans typically are secured by a second lien, behind the Company's first lien, on the borrower's residence.

     Loan production is funded principally through proceeds of loan facilities pending loan sales. Substantially all of the loans originated or purchased by the Company are sold in the secondary market principally through securitization transactions.

     The Company is incorporated in the State of Louisiana, its headquarters is located at 4041 Essen Lane, Baton Rouge, Louisiana 70809, and its telephone number is (504) 924-6007.

GOVERNMENT REGULATION AND LEGISLATION

     The Company's lending operations are subject to extensive regulation, supervision and licensing by federal and state authorities. Regulated matters include, without limitation, maximum interest rates and fees which may be charged by the Company, disclosure in connection with loan originations, credit reporting requirements, servicing requirements, federal and state taxation, and multiple qualification and licensing requirements for doing business in various jurisdictions.

FORWARD-LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This Prospectus and any accompanying Prospectus Supplement contain and incorporate by reference forward-looking statements that reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The following non-exclusive factors could cause actual results to differ materially from historical results or those anticipated: (1) changes in the performance of the financial markets, in the demand for and market acceptance of the Company's products, and in general economic conditions, including interest rates; (2) the presence of competitors with greater financial resources and the impact of competitive products and pricing; (3) the effect of the Company's policies; and (4) the continued availability to the Company of adequate funding sources.

                                USE OF PROCEEDS

     Except as may otherwise be set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used for general corporate purposes.

                               RATIOS OF EARNINGS

     The following tables set forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for the Company for the nine months ended September 30, 1996 and for each of the years in the five-year period ended December 31, 1995.

     The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends has been computed by dividing earnings by the sum of fixed charges and preferred stock dividend requirements. Earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest on all indebtedness and the portion of rental expense considered to be representative of interest.

RATIO OF EARNINGS TO FIXED CHARGES

    NINE MONTHS           YEAR ENDED DECEMBER 31,
ENDED SEPTEMBER 30,   --------------------------------
       1996           1995   1994   1993   1992   1991
-------------------   ----   ----   ----   ----   ----
       4.3x           4.7x   5.9x   4.6x   2.4x   1.4x

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS*

    NINE MONTHS           YEAR ENDED DECEMBER 31,
ENDED SEPTEMBER 30,   --------------------------------
       1996           1995   1994   1993   1992   1991
-------------------   ----   ----   ----   ----   ----
       3.5x           4.0x   5.9x   4.4x   2.4x   1.4x

---------------

* The Company had no preferred stock outstanding other than for a portion of the year ended December 31, 1993 and from and after June 16, 1995. The preferred stock dividends declared during such period have been increased to an amount representing the pre-tax earnings which would be required to cover such dividends.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities being offered (the "Offered Debt Securities"), any modifications of or additions to the general terms and provisions of the Debt Securities as described herein that may be applicable in the case of the Offered Debt Securities and any applicable Federal income tax considerations will be described in the Prospectus Supplement relating to the Offered Debt Securities. Accordingly, for a description of the terms of the Offered Debt Securities, reference must be made both to the Prospectus Supplement relating thereto and the description of Debt Securities set forth in this Prospectus.

     The Company primarily conducts its operations through its Subsidiaries. The rights of the Company and its creditors, including the Holders of the Debt Securities, to participate in the assets of any Subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of the Subsidiary's creditors except to the extent that the Company may itself be a creditor with recognized claims against the Subsidiary.

     The Senior Debt Securities are to be issued under an indenture dated as of October 1, 1994, as supplemented from time to time (the "Senior Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Senior Trustee"), and the Subordinated Debt Securities are to be issued under an indenture dated as of February 19, 1997, as supplemented from time to time (the "Subordinated Indenture"), between the Company and The Bank of New York, as Trustee (the "Subordinated Trustee"). The term "Trustee" as used herein shall refer to either the Senior Trustee or the Subordinated Trustee, as appropriate, for Senior Debt Securities or Subordinated Debt Securities. The Senior Indenture and the Subordinated Indenture (being referred to herein collectively as the "Indentures" and individually as an "Indenture") are filed as exhibits to the Registration Statement. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Indentures, including the definitions of certain terms therein and in the TIA. Certain capitalized terms used below but not defined herein have the meanings ascribed to them in the applicable Indenture. Unless otherwise noted below, section references below are to both Indentures.

GENERAL

     The Debt Securities will be direct, unsecured obligations of the Company. The indebtedness represented by the Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The indebtedness represented by the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company (including the Senior Debt Securities) as described under "-- Subordination" below. The Debt Securities may be issued in one or more series.

     The accompanying Prospectus Supplement will set forth the terms of the Offered Debt Securities, which may include the following:

           (1) The title of the Offered Debt Securities and whether they are Senior Debt Securities or Subordinated Debt Securities.

           (2) The aggregate principal amount of the Offered Debt Securities and any limit on the aggregate principal amount of the Offered Debt Securities.

           (3) The percentage of the principal amount at which the Offered Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the Maturity thereof or the method by which such portion shall be determined.

           (4) The date or dates on which or periods during which the Offered Debt Securities may be issued, and the date or dates, or the method by which such date or dates will be determined, on which the principal of (and premium, if any, on) the Offered Debt Securities will be payable.

           (5) The rate or rates at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest, if any, shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which such interest will be payable and, if the Offered Debt Securities are Registered Securities, the regular record dates, if any, for the interest payable on such interest payment dates, and, if the Offered Debt Securities are floating rate securities, the notice, if any, to Holders regarding the determination of interest and the manner of giving such notice.

           (6) The place or places where the principal of (and premium, if any) and interest on the Offered Debt Securities shall be payable; the extent to which, or the manner in which, any interest payable on any Global Note (as defined below) on an interest payment date will be paid, and the manner in which any principal of, or premium, if any, on, any Global Note will be paid.

           (7) The obligation, if any, of the Company to redeem, repay or purchase the Offered Debt Securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, or the dates on which, the prices at which and the terms and conditions upon which the Offered Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation.

           (8) The right, if any, of the Company to redeem the Offered Debt Securities at its option and the period or periods within which, or the date or dates on which, the price or prices at which, and the terms and conditions upon which Offered Debt Securities may be redeemed, if any, in whole or in part, at the option of the Company or otherwise.

           (9) If the coin or currency in which the Offered Debt Securities shall be issuable is U.S. dollars, the denominations of the Offered Debt Securities if other than denominations of $1,000 and any integral multiple thereof.

          (10) Whether the Offered Debt Securities are to be issued as original issue discount securities ("Discount Securities") and the amount of discount at which such Offered Debt Securities may be issued and, if other than the principal amount thereof, the portion of the principal amount of Offered Debt Securities which shall be payable upon declaration of acceleration of the Maturity thereof upon an Event of Default.

          (11) Provisions, if any, for the defeasance of Offered Debt Securities or certain of the Company's obligations with respect to the Offered Debt Securities.

          (12) Whether the Offered Debt Securities are to be issued as Registered Securities or Bearer Securities or both, and, if Bearer Securities are issued, whether any interest coupons appertaining thereto ("Coupons") will be attached thereto, whether such Bearer Securities may be exchanged for Registered Securities and the circumstances under which, and the place or places at which, any such exchanges, if permitted, may be made.

          (13) Whether provisions for payment of additional amounts or tax redemptions shall apply and, if such provisions shall apply, such provisions; and, if any of the Offered Debt Securities are to be issued as Bearer Securities, the applicable procedures and certificates relating to the exchange of temporary Global Notes for definitive Bearer Securities.

          (14) If other than U.S. dollars, the currency, currencies or currency units (the term "currency" as used herein will include currency units) in which the Offered Debt Securities shall be denominated or in which payment of the principal of (and premium, if any) and interest on the Offered Debt Securities may be made, and particular provisions applicable thereto and, if applicable, the amount of Offered Debt Securities which entitles the Holder of an Offered Debt Security or its proxy to one vote for purposes of voting at a meeting of Holders of the Offered Debt Securities.

          (15) If the principal of (and premium, if any) or interest on the Offered Debt Securities is to be payable, at the election of the Company or a Holder thereof, in a currency other than that in which the Debt Securities is denominated or payable without such election, in addition to or in lieu of the applicable provisions of the Indentures, the period or periods within which and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate or rates between the currency or currencies in which the Offered Debt Securities are denominated or payable without such election and the currency or currencies in which the Offered Debt Securities are to be paid if such election is made.

          (16) The date as of which any Offered Debt Securities shall be dated.

          (17) If the amount of payments of principal of (and premium, if any) or interest on the Offered Debt Securities may be determined with reference to an index, including, but not limited to, an index based on a currency or currencies other than that in which the Offered Debt Securities are denominated or payable, or any other type of index, the manner in which such amounts shall be determined.

          (18) If the Offered Debt Securities are denominated or payable in foreign currency, any other terms concerning the payment of principal of (and premium, if any) or any interest on the Offered Debt Securities (including the currency or currencies of payment thereof).

          (19) The designation of the original Currency Determination Agent, if any.

          (20) The applicable Overdue Rate, if any.

          (21) If the Offered Debt Securities do not bear interest, the applicable dates upon which the Company will furnish or cause to be furnished to the Trustee a list of the names and addresses of the Registered Holders of the Offered Debt Securities.

          (22) Any addition to, or modification or deletion of, any Events of Default or covenants provided for in the applicable Indenture with respect to the Offered Debt Securities.

          (23) If any of the Offered Debt Securities are to be issued as Bearer Securities, (x) whether interest in respect of any portion of a temporary Offered Debt Security in global form (representing all of the Outstanding Bearer Securities of the series) payable in respect of any interest payment date prior to the exchange of such temporary Offered Debt Security for definitive Offered Debt Securities shall be paid to any clearing organization with respect to the portion of such temporary Offered Debt Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such interest payment date, (y) the terms upon which interests in such temporary Offered Debt Security in global form may be exchanged for interests in a permanent Global Note or for definitive Offered Debt Securities and the terms upon which interests in a permanent Global Note, if any, may be exchanged for definitive Offered Debt Securities and (z) the cities in which the Authorized Newspapers designated for the purposes of giving notices to Holders are published.

          (24) Whether the Offered Debt Securities shall be issued in whole or in part in the form of one or more Global Notes and, in such case, the depositary or any common depositary for such Global Notes; and if the Offered Debt Securities are issuable only as Registered Securities, the manner in which and the circumstances under which Global Notes representing Offered Debt Securities may be exchanged for Registered Securities in definitive form.

          (25) The designation, if any, of any depositaries, trustees (other than the applicable Trustee), paying agents, authenticating agents, security registrars (other than the applicable Trustee) or other agents with respect to the Offered Debt Securities.

          (26) If the Offered Debt Securities are to be issuable in definitive form only upon receipt of certain certificates or other documents or upon satisfaction of certain conditions, the form and terms of such certificates, documents or conditions.

          (27) If the Offered Debt Securities are Subordinated Debt Securities, whether they will be convertible or exchangeable into shares of Common Stock and, if so, the terms and conditions, which may be in addition to or in lieu of the provisions contained in the Subordinated Indenture, upon which such Offered Debt Securities will be so convertible or exchangeable, including the conversion or exchange price and the conversion or exchange period.

          (28) Any other terms of the Offered Debt Securities not specified in the Indenture under which such Offered Debt Securities are to be issued (which other terms shall not be inconsistent with the provisions of such Indenture).

     Each Indenture provides that the aggregate principal amount of Debt Securities that may be issued thereunder is unlimited. The Debt Securities may be issued in one or more series thereunder, in each case as authorized from time to time by the Board of Directors of the Company, or any committee thereof or any duly authorized officer or pursuant to any modification of an Indenture. (Section 3.01)

     In the event that Discount Securities are issued, the Federal income tax consequences and other special considerations applicable to such Discount Securities will be described in the Prospectus Supplement relating thereto.

     The general provisions of the Indentures do not contain any provisions that would limit the ability of the Company or its Subsidiaries to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or its Subsidiaries. Reference is made to the accompanying Prospectus Supplement for information with respect to any deletions from, modifications of or additions, if any, to the Events of Default or covenants of the Company described below that are applicable to the Offered Debt Securities, including any addition of covenants or other provisions providing event risk or similar protection.

     All of the Debt Securities of a series need not be issued at the same time, and may vary as to denomination, interest rate, maturity and other provisions and unless otherwise provided, a series may be reopened for issuance of additional Debt Securities of such series. (Section 3.01)

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless specified in the Prospectus Supplement, the Debt Securities of any series shall be issuable only as Registered Securities in denominations of $1,000 and any integral multiple thereof and shall be payable only in U.S. dollars. (Section 3.02) The Indentures also provide that Debt Securities of a series may be issuable in global form. See "-- Book-Entry Debt Securities." Unless otherwise indicated in the Prospectus Supplement, Bearer Securities (other than in global form) will have Coupons attached. (Section 2.01)

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series of like aggregate principal amount and of like Stated Maturity and with like terms and conditions. If so specified in the Prospectus Supplement, at the option of the Holder thereof, to the extent permitted by law, any Bearer Security of any series which by its terms is registrable as to principal and interest may be exchanged for a Registered Security of such series of like aggregate principal amount and of a like Stated Maturity and with like terms and conditions, upon surrender of such Bearer Security at the corporate trust office of the applicable Trustee or at any other office or agency of the Company designated for the purpose of making any such exchanges. Subject to certain exceptions, any Bearer Security issued with Coupons surrendered for exchange must be surrendered with all unmatured Coupons and any matured Coupons in default attached thereto. (Section 3.05)

     Notwithstanding the foregoing, the exchange of Bearer Securities for Registered Securities will be subject to the provisions of United States income tax laws and regulations applicable to Debt Securities in effect at the time of such exchange. (Section 3.05)

     Except as otherwise specified in the Prospectus Supplement, in no event may Registered Securities, including Registered Securities received in exchange for Bearer Securities, be exchanged for Bearer Securities. (Section 3.05)

     Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained for such purpose, the Company shall deliver, in the name of the designated transferee, one or more new Registered Securities of the same series of like aggregate principal amount of such denominations as are authorized for Registered Securities of such series and of a like Stated Maturity and with like terms and conditions. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

     The Company shall not be required (i) to register, transfer or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Debt Securities of such series selected for redemption and ending at the close of business on the day of such transmission, or (ii) to register, transfer or exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (Section 3.05)

EVENTS OF DEFAULT

     Under the Indentures, "Event of Default" with respect to the Debt Securities of any series means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (1) default in the payment of any interest upon any Debt Security or any payment with respect to the Coupons, if any, of such series when it becomes due and payable, and continuance of such default for a period of 30 days; (2) default in the payment of the principal of (and premium, if any, on) any Debt Security of such series at its Maturity; (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Debt Security of such series; (4) default in the performance, or breach of any covenant or warranty in the applicable Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the applicable Indenture specifically dealt with or which expressly has been included in the applicable Indenture solely for the benefit of Debt Securities of a series other than such series), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the applicable Trustee or to the Company and the applicable Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, a written notice specifying such default or breach and requiring it to be remedied; (5) certain events of bankruptcy, insolvency or reorganization with respect to the Company; or (6) any other Event of Default provided with respect to Debt Securities of that series pursuant to the applicable Indenture. (Section 5.01)

     Each Indenture requires the Company to file with the applicable Trustee, annually, an officers' certificate as to the Company's compliance with all conditions and covenants under the applicable Indenture. (Section 12.02) Each Indenture provides that the applicable Trustee may withhold notice to the Holders of a series of Debt Securities of any default (except payment defaults on such Debt Securities) if it considers such withholding to be in the interest of the Holders of such series of Debt Securities to do so. (Section 6.02)

     If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every case the applicable Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series may declare the principal amount (or, if any Debt Securities of such series are Discount Securities, such portion of the principal amount of such Discount Securities as may be specified in the terms of such Discount Securities) of the Debt Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the applicable Trustee if given by

Holders), and upon any such declaration such principal amount (or specified amount), plus accrued and unpaid interest (and premium, if any) shall become immediately due and payable. Upon payment of such amount in the currency in which such Debt Securities are denominated (except as otherwise provided in the applicable Indenture or specified in the Prospectus Supplement), all obligations of the Company in respect of the payment of principal of the Debt Securities of such series shall terminate. (Section 5.02)

     Subject to the provisions of each Indenture relating to the duties of the applicable Trustee, in case an Event of Default with respect to Debt Securities of a particular series shall occur and be continuing, the applicable Trustee shall be under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of any of the Holders of Debt Securities of that series, unless such Holders shall have offered to the applicable Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 5.07) Subject to such provisions for the indemnification of the applicable Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee under such Indenture, or exercising any trust or power conferred on the applicable Trustee with respect to the Debt Securities of that series provided that such direction does not conflict with law or with the applicable Indenture. (Section 5.12)

     At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the applicable Trustee as provided in the applicable Indenture, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, by written notice to the Company and the applicable Trustee, may rescind and annul such declaration and its consequences if (1) the Company has paid or deposited with the applicable Trustee a sum in the currency in which such Debt Securities are denominated (except as otherwise provided in the applicable Indenture or specified in the Prospectus Supplement) sufficient to pay (A) all overdue installments of interest on all Debt Securities or all overdue payments with respect to any Coupons of such series, (B) the principal of (and premium, if any, on) any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities, (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Debt Security of such series or upon overdue payments on any Coupons of such series at a rate established for such series, and (D) all sums paid or advanced by the applicable Trustee and the reasonable compensation, expenses, disbursements and advances of the applicable Trustee, its agents and counsel; and (2) all Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of Debt Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the applicable Indenture. No such rescission and waiver will affect any subsequent default or impair any right consequent thereon. (Section 5.02)

MODIFICATION OR WAIVER

     Without prior notice to or consent of any Holders, the Company and the applicable Trustee, at any time and from time to time, may modify the applicable Indenture for any of the following purposes: (1) to evidence the succession of another corporation to the rights of the Company and the assumption by such successor of the covenants and obligations of the Company in the applicable Indenture and in the Debt Securities and Coupons, if any, issued thereunder; (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities and the Coupons, if any, appertaining thereto (and if such covenants are to be for the benefit of less than all series, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power conferred in the applicable Indenture upon the Company; (3) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series, stating that such Events of Default are expressly being included solely to be applicable to such series); (4) to add or change any of the provisions of the applicable Indenture to such extent as shall be necessary to permit or facilitate the issuance thereunder of Debt Securities of any series in bearer form, registrable or not registrable, and with or without Coupons, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit the issuance of Debt Securities of any series in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of any series or any related Coupons in any material respect; (5) to change or eliminate any of the provisions of the applicable Indenture, provided that any such change or elimination will become effective only when there is no Outstanding Debt Security issued thereunder or Coupon of any series created prior to such modification which is entitled to the benefit of such provision and as to which such modification would apply; (6) to secure the Debt Securities issued thereunder; (7) to supplement any of the provisions of the applicable Indenture to such extent as is necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities, provided that any such action will not adversely affect the interests of the Holders of Debt Securities of such series or any other series of Debt Securities issued under such Indenture or any related Coupons in any material respect; (8) to establish the form or terms of Debt Securities and Coupons, if any, as permitted by the applicable Indenture; (9) to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to one or more series of Debt Securities and to add to or change any of the provisions of the applicable Indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee; or (10) to cure any ambiguity, to correct or supplement any provision in the applicable Indenture which may be defective or inconsistent with any other provision therein, to eliminate any conflict between the terms of the applicable Indenture and the Debt Securities issued thereunder and the TIA or to make any other provisions with respect to matters or questions arising under the applicable Indenture which will not be inconsistent with any provision of the applicable Indenture; provided such other provisions shall not adversely affect the interests of the Holders of Outstanding Debt Securities or Coupons, if any, of any series created thereunder prior to such modification in any material respect. (Section 11.01)

     With the written consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification voting separately, the Company and the applicable Trustee may modify the applicable Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Indenture or of modifying in any manner the rights of the Holders of Debt Securities and Coupons, if any, under the applicable Indenture; provided, however, that no such modification may, without the consent of the Holder of each Outstanding Debt Security of each such series affected thereby (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debt Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change the Stated Maturity of or reduce the amount of any payment to be made with respect to any Coupon, or change the currency or currencies in which the principal of (and premium, if any) or interest on such Debt Security is denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Debt Security, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date), or limit the obligation of the Company to maintain a paying agency outside the United States for payments on Bearer Securities, or adversely affect the right to convert any Subordinated Debt Security into shares of Common Stock as may be set forth in the Prospectus Supplement; (2) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any such modification, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the applicable Indenture or certain defaults or Events of Default thereunder and their consequences provided for in such Indenture; (3) modify any of the provisions of the applicable Indenture relating to modifications and waivers of defaults and covenants, except to increase any such percentage or to provide that certain other provisions of the applicable Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security of each series affected thereby; provided, however, that certain of such modifications may be made without the consent of any Holder of any Debt Security; or (4) in the case of the Subordinated Indenture, modify any of the provisions relating to the subordination of the Subordinated Debt Securities in a manner adverse to the Holders thereof. (Section 11.02)

     A modification which changes or eliminates any covenant or other provision of the applicable Indenture with respect to one or more particular series of Debt Securities and Coupons, if any, or which modifies the rights of the Holders of Debt Securities and Coupons of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable Indenture of the Holders of Debt Securities and Coupons, if any, of any other series. (Section 11.02)

     In the case of the Subordinated Indenture, no modification may adversely affect the rights of any holder of Senior Indebtedness under the subordination provisions of the Subordinated Indenture without the consent of such holder. (Section 11.08 of the Subordinated Indenture)

     The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of any such series waive, by notice to the applicable Trustee and the Company, any past default or Event of Default under the applicable Indenture with respect to such series and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to the Debt Securities of such series, or (2) in respect of a covenant or provision hereof which pursuant to the second paragraph under "-- Modification or Waiver" cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of the Debt Securities of such series under the applicable Indenture, but no such waiver will extend to any subsequent or other default or Event of Default or impair any right consequent thereon. (Section 5.13)

     The Company may omit in any particular instance to comply with certain covenants in the applicable Indenture (including, if so specified in the Prospectus Supplement, any covenant not set forth in the applicable Indenture but specified in the Prospectus Supplement to be applicable to the Debt Securities of any series issued thereunder, except as otherwise specified in the Prospectus Supplement, and including the covenants relating to the maintenance by the Company of its existence, rights and franchises), if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Debt Securities of such series either waive such compliance in such instance or generally waive compliance with such provisions, but no such waiver may extend to or affect any term, provision or condition except to the extent expressly so waived, and, until such waiver becomes effective, the obligations of the Company and the duties of the applicable Trustee in respect of any such provision will remain in full force and effect. (Section 12.09 of the Senior Indenture; Section 12.07 of the Subordinated Indenture)

SUBORDINATION

     Upon any distribution of assets of the Company upon the dissolution, winding up, liquidation or reorganization of the Company, the payment of the principal of (and premium, if any) and interest on the Subordinated Debt Securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness, including Senior Debt Securities (Sections 16.01 and 16.02 of the Subordinated Indenture), but the obligation of the Company to make payment of principal (and premium, if any) or interest on the Subordinated Debt Securities will not otherwise be affected. (Section 16.02 of the Subordinated Indenture) No payment on account of principal (or premium, if any), sinking funds or interest may be made on the Subordinated Debt Securities (including, without limitation, payment of any Coupons) unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on Senior Indebtedness has been made or duly provided for. (Section 16.03 of the Subordinated Indenture) In the event that, notwithstanding the foregoing, any payment by the Company described in the foregoing sentence is received by the Trustee under the Subordinated Indenture, any Paying Agent or the Holders of any of the Subordinated Debt Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to payment in full of Senior Indebtedness, the Holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of such Senior Indebtedness out of the distributive share of the Subordinated Debt Securities. (Section 16.02 of the Subordinated Indenture)

     By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than Holders of the Subordinated Debt Securities. The Subordinated Indenture provides that the subordination provisions thereof shall not apply to money and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the Subordinated Indenture. (Sections
4.02 and 15.02 of the Subordinated Indenture)

     If this Prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the accompanying Prospectus Supplement or the information incorporated by reference therein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

DISCHARGE, LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The applicable Indenture with respect to the Debt Securities of any series may be discharged, subject to certain terms and conditions, when (1) either (A) all Debt Securities and the Coupons, if any, of such series have been delivered to the applicable Trustee for cancellation, or (B) all Debt Securities and the Coupons, if any, of such series not theretofore delivered to the applicable Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the applicable Trustee for the giving of notice by the applicable Trustee, and the Company, in the case of (i), (ii) or (iii) of subclause (B), has irrevocably deposited or caused to be deposited with the applicable Trustee as trust funds in trust for such purpose an amount in the currency in which such Debt Securities are denominated sufficient to pay and discharge the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under the applicable Federal or state bankruptcy, insolvency or other similar law is filed with respect to the Company within 91 days after the deposit and the applicable Trustee is required to return the deposited money to the Company, the obligations of the Company under the applicable Indenture with respect to such Debt Securities will not be deemed terminated or discharged; (2) the Company has paid or caused to be paid all other sums payable under the applicable Indenture by the Company; (3) the Company has delivered to the applicable Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent therein provided relating to the satisfaction and discharge of the applicable Indenture with respect to such series have been complied with; and (4) the Company has delivered to the applicable Trustee an opinion of counsel or a ruling of the Internal Revenue Service to the effect that such deposit and discharge will not cause the Holders of the Debt Securities of the series to recognize income, gain or loss for Federal income tax purposes. (Section 4.01)

     If provision is made for the defeasance of Debt Securities of a series, and if the Debt Securities of such series are Registered Securities and denominated and payable only in U.S. dollars, then the provisions of each Indenture relating to defeasance shall be applicable except as otherwise specified in the Prospectus Supplement for Debt Securities of such series. Defeasance provisions, if any, for Debt Securities denominated in a foreign currency or currencies or for Bearer Securities may be specified in the Prospectus Supplement. (Section 15.01)

     At the Company's option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Debt Securities of any series (including, in the case of Subordinated Debt Securities, the provisions described under "-- Subordination" herein) ("legal defeasance option") or (b) the Company shall cease to be under any obligation to comply with any obligation of the Company in the applicable Indenture including any restrictive covenants described in the accompanying Prospectus Supplement and any other covenants applicable to the Debt Securities which are subject to covenant defeasance (including, in the case of Subordinated Debt Securities, the provisions described under "-- Subordination" herein) ("covenant defeasance option") at any time after the applicable conditions set forth below have been satisfied: (1) the Company shall have deposited or caused to be deposited irrevocably with the applicable Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debt Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (i) and (ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of (and premium, if any) and interest on, the Outstanding Debt Securities of such series on the dates such installments of interest or principal and premium are due; (2) such deposit shall not cause the applicable Trustee with respect to the Debt Securities of that series to have a conflicting interest with respect to the Debt Securities of any series; (3) such deposit will not result in a breach or violation of, or constitute a default under, the applicable Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (4) if the Debt Securities of such series are then listed on any national securities exchange, the Company shall have delivered to the applicable Trustee an opinion of counsel or a letter or other document from such exchange to the effect that the Company's exercise of its legal defeasance option or the covenant defeasance option, as the case may be, would not cause such Debt Securities to be delisted; (5) no Event of Default or event (including such deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit and, with respect to the legal defeasance option only, no Event of Default under the provisions of the applicable Indenture relating to certain events of bankruptcy or insolvency or event which with the giving of notice or lapse of time, or both, would become an Event of Default under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after such date; and (6) certain other opinions, officers' certificates and other documents specified in the applicable Indenture, including an opinion of counsel or a ruling of the Internal Revenue Service to the effect that such deposit, defeasance or Discharge will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes. Notwithstanding the foregoing, if the Company exercises its covenant defeasance option and an Event of Default under the provisions of the Indentures relating to certain events of bankruptcy or insolvency or event which with the giving of notice or lapse of time, or both, would become an Event of Default under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of the Company referred to under the definition of covenant defeasance option with respect to such Debt Securities shall be reinstated in full. (Section 15.02)

PAYMENT AND PAYING AGENTS

     If Debt Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for such series an office or agency where Debt Securities of that series may be presented or surrendered for payment, where Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities of that series and the applicable Indenture may be served. (Section 12.03)

     If Debt Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in the Borough of Manhattan, The City and State of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange or redemption, where Debt Securities of that series that are convertible may be surrendered for conversion, where notices and demands to or upon the Company in respect of the Debt Securities of that series and the applicable Indenture may be served and where Bearer Securities of that series and related Coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Debt Securities of that series and related Coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Debt Securities of that series, if so provided in such series); provided, however, that if the Debt Securities of that series are listed on the London Stock Exchange, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Debt Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Debt Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange or redemption, where Debt Securities of that series that are convertible may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Debt Securities of that series and the applicable Indenture may be served. The Company will give prompt written notice to the applicable Trustee of the locations, and any change in the locations, of such offices or agencies. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the applicable Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the applicable Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment at the offices specified in the applicable Debt Security and the Company has appointed the applicable Trustee (or in the case of Bearer Securities may appoint such other agent as may be specified in the applicable Prospectus Supplement) as its agent to receive all presentations, surrenders, notices and demands. (Section 12.03)

     No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Debt Securities of a series are denominated and payable in U.S. dollars, payment of principal of and any premium and interest on Bearer Securities of such series, if specified in the applicable Prospectus Supplement, shall be made at the office of the applicable Trustee or the Company's Paying Agent in the Borough of Manhattan, the City and State of New York, if (but only if) payment in U.S. dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with the applicable Indenture is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 12.03)

BOOK-ENTRY DEBT SECURITIES

     The Depository Trust Company. The Debt Securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement. Global Notes may be issued in either registered or bearer form and in either temporary or permanent form (each a "Global Note"). Payments of principal of (and premium, if any) and interest on Debt Securities represented by a Global Note will be made by the Company to the applicable Trustee and then by such Trustee to the depositary.

     If specified in the applicable Prospectus Supplement, any Global Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), as depositary, or such other depositary as may be specified in the applicable Prospectus Supplement. In the event that DTC acts as depositary with respect to any Global Notes, the Company anticipates that such Global Notes will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Notes. Additional or differing terms of the depositary arrangements, if any, applicable to the Offered Debt Securities, will be described in the accompanying Prospectus Supplement.

     So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole Holder of the Debt Securities represented by such Global Note for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Debt Securities represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or Holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a Global Note.

     If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in certificated form in exchange for the Global Notes. In addition, the Company may at any time, and in its sole discretion, determine not to have any Debt Securities represented by one or more Global Notes and, in such event, will issue individual Debt Securities in certificated form in exchange for the relevant Global Notes. If Registered Securities of any series shall have been issued in the form of one or more Global Notes and if an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing, the Company will issue individual Debt Securities in certificated form in exchange for the relevant Global Notes. (Section 3.04)

     The Prospectus Supplement related to a given series will specify whether the holders of the Debt Securities may hold their securities through DTC if they are participants of DTC, or indirectly through organizations that are participants in DTC.

     The following is based on information furnished by DTC:

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book entry system for the Debt Securities is discontinued.

     To facilitate subsequent transfers, the Debt Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

     Principal and interest payments on the Debt Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Paying Agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company or the Paying Agent, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depositary with respect to the Debt Securities at any time by giving reasonable notice to the Company or the Paying Agent. Under such circumstances, in the event that a successor securities depositary is not appointed, Debt Security certificates are required to be printed and delivered.

     The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Debt Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     Unless stated otherwise in the applicable Prospectus Supplement, the underwriters or agents with respect to a series of Debt Securities issued as Global Notes will be Direct Participants in DTC.

     None of the Company, any underwriter or agent, the applicable Trustee or any applicable Paying Agent will have the responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Cedel Bank and Euroclear. If so specified in the applicable Prospectus Supplement, Debt Securities of a series to be issued in book-entry form and to be sold or traded in Europe may be represented by one or more Global Notes held through Cedel Bank, societe anonyme ("Cedel Bank") or Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (the "Euroclear Operator" or "Euroclear") and the holders of the Debt Securities may hold their securities through Cedel Bank or Euroclear if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cedel Bank and Euroclear will hold omnibus positions on behalf of Cedel Bank Participants and Euroclear Participants (each as hereinafter defined), respectively, on the books of their respective depositaries (each, a "Euro-Depositary"), which in turn will hold such positions on the books of DTC.

     Transfers between Cedel Bank Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Bank Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Euro-Depositary. Such cross-market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Euro-Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Bank Participants and Euroclear Participants may not deliver instructions directly to the Euro-Depositaries.

     Because of time-zone differences, credits for securities in Cedel Bank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, and will be dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Bank Participant or Euroclear Participant on such business day. Cash received in Cedel Bank or Euroclear as a result of sales of securities by or through a Cedel Bank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the business day following settlement in DTC.

     Cedel Bank is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel Bank in any of 28 currencies, including United States dollars. Cedel Bank provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants consist of recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters or agents with respect to a particular series of Debt Securities. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions now may be settled by Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Euroclear Operator, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or agents with respect to a particular series of Debt Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Brussels branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Federal Reserve Board and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relations with persons holding through Euroclear Participants.

     Distributions with respect to Debt Securities of a series held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its respective Euro-Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. The applicable Prospectus Supplement with respect to a series of Debt Securities held through Cedel Bank or Euroclear will set forth certain income tax consequences to foreign investors. Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of Debt Securities under the applicable Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its respective Euro-Depositary's ability to effect such actions on its behalf through DTC.

     Although Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of applicable Debt Securities among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

  Conversion or Exchange Rights

     The terms and conditions, if any, upon which Debt Securities being offered are convertible or exchangeable into Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms will include the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the Holder or the Company, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversions or exchanges in the event of the redemption of such Debt Securities.

  Concerning the Trustees

     The Company may from time to time maintain deposit accounts and conduct other banking transactions with The First National Bank of Chicago or The Bank of New York and their affiliated entities in the ordinary course of business.

  Certain Definitions

     Set forth below is summary of certain defined terms used in the applicable Indenture. Reference is made to the applicable Indenture for the full definition of all such terms.

     "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Debt Securities of such series and to have satisfied all the obligations under the applicable Indenture relating to the Debt Securities of such series, except
(i) the right of Holders of Debt Securities of such series to receive, from the trust fund described under "Discharge, Legal Defeasance and Covenant Defeasance" above, payment of the principal of (and premium, if any) and interest on such Debt Securities when such payments are due, (ii) the Company's obligations with respect to the Debt Securities of such series under the provisions relating to exchanges, transfers and replacement of Debt Securities, the maintenance of an office or agency of the Company and the defeasance trust fund, the provisions relating to compensation and reimbursement of the applicable Trustee and (iii) the rights, powers, trusts, duties and immunities of the applicable Trustee thereunder. (Section 15.02)

     "Indebtedness" means (i) any liability of any Persons (a) for borrowed money, or (b) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations but excluding trade payables), or (c) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles, or (d) preferred or preference stock of a Subsidiary of the Company held by Persons other than the Company or a Subsidiary of the Company; (ii) any liability of others described in the preceding clause (i) that the Person has guaranteed, that is recourse to such Person or that is otherwise its legal liability; and (iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above. (Section 1.01)

     "Senior Indebtedness" means the principal of (and premium, if any) and unpaid interest on (i) Indebtedness of the Company, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the Indebtedness evidenced by the Subordinated Debt Securities of any series), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such Indebtedness is not senior or prior in right of payment to the Subordinated Debt Securities or is pari passu or subordinate by its terms in right of payment to the Subordinated Debt Securities and (ii) renewals, extensions and modifications of any such Indebtedness. (Section 1.01 of the Subordinated Indenture)

     "Subsidiary" means any Corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such Corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by the Company or by one or more Subsidiaries thereof, or by the Company and one or more Subsidiaries thereof. (Section 1.01)

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States for the timely payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on (or principal of) any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 15.02)

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     Set forth below is a description of the material terms and provisions of the equity securities of the Company. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to the Restatement of Articles of Incorporation of the Company (the "Articles of Incorporation") and the By-Laws, as amended, of the Company (the "By-Laws") and the Rights Plan of the Company dated as of July 27, 1994 between the Company and ChaseMellon Shareholders Services, L.L.C., as Rights Agent (the "Rights Plan"). The Articles of Incorporation are an exhibit to the Company's Current Report on Form 8-K dated November 27, 1996, the By-Laws are an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and the Rights Plan is an exhibit to Company's Registration Statement on Form 8-A.

     The Company is authorized to issue (i) 100,000,000 shares of Common Stock, par value $2.00 per share and (ii) 20,000,000 shares of Preferred Stock, par value $2.00 per share, which may be issued in one or more series with such voting powers, designations, preferences, rights, qualifications, limitations and restrictions as shall be specified by the Board of Directors. The Board of Directors may issue one or more series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock and the holders of other series of Preferred Stock, and which could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company. In connection with the Rights Plan, the Board of Directors authorized the issuance of 1,000,000 shares of Series A Junior Participating Preferred Stock to holders of rights issued under the Rights Plan. See "-- Rights Plan" below.

     As of December 31, 1996, 28,468,052 shares of Common Stock were issued and outstanding, excluding 1,159,682 treasury shares, and 1,955,000 shares of Preferred Redeemable Increased Dividend Equity SecuritiesSM, 6 3/4% PRIDESSM, Convertible Preferred Stock, par value $2.00 per share ("PRIDES") were issued and outstanding.

COMMON STOCK

  Dividends

     Holders of the Company's Common Stock are entitled to receive such dividends as may be legally declared by the Board of Directors. The declaration and amount of future dividends may depend, in part, on restrictive covenants contained in certain loan agreements.

  Voting Rights

     Holders of Common Stock are entitled to one vote for each share held of record. Except as discussed below, action of the stockholders may generally be taken by the affirmative vote of a majority of the shares present or represented at a duly called meeting at which a quorum is present or represented.

  Other Rights

     Holders of Common Stock have no preemptive or subscription rights and have no liability for further calls or assessments. All shares of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation.

     The transfer agent and registrar for the Common Stock is ChaseMellon Shareholders Services, L.L.C. of New York, New York.

PRIDES

  General

     The PRIDES are shares of convertible preferred stock and rank prior to the Common Stock as to payment of dividends and distribution of assets upon liquidation. The shares of PRIDES mandatorily convert into shares of Common Stock on July 1, 2000 (the "Mandatory Conversion Date") and the Company has the option to redeem the shares of PRIDES, in whole or in part, at any time and from time to time on or after July 1, 1998, and prior to the Mandatory Conversion Date at the Call Price (as defined herein), payable in shares of Common Stock. In addition, the shares of PRIDES are convertible into shares of Common Stock at the option of the holder at any time prior to the Mandatory Conversion Date as set forth below.

  Dividends

     Holders of shares of PRIDES are entitled to receive annual cumulative dividends at a rate per annum of 6 3/4% of the stated liquidation preference (equivalent to a rate of $2.97 per annum for each share of PRIDES), from the date of initial issuance, payable quarterly in arrears on each January 1, April 1, July 1, and October 1, or, if any such date is not a business day, on the next succeeding business day, commencing July 1, 1995.

  Mandatory Conversion

     On the Mandatory Conversion Date, unless previously redeemed or converted, each outstanding share of PRIDES are mandatorily convertible into (i) one share of Common Stock, subject to adjustment in certain events, and (ii) the right to receive cash in an amount equal to all accrued and unpaid dividends thereon (other than previously declared dividends payable to a holder of record as of a prior date).

  Optional Redemption

     Shares of PRIDES are not redeemable prior to July 1, 1998. At any time and from time to time on or after July 1, 1998, and ending immediately prior to the Mandatory Conversion Date, the Company may redeem any or all of the outstanding shares of PRIDES. Upon any such redemption, each holder will receive, in exchange for each share of PRIDES, the number of shares of Common Stock equal to the Call Price divided by the Current Market Price (as defined herein) on the applicable date of determination, but in no event less than .826 of a share of Common Stock at the time of issuance of the PRIDES, subject to adjustment as described herein. The number of shares of Common Stock to be delivered in payment of the applicable Call Price will be determined on the basis of the Current Market Price of the Common Stock prior to the announcement of the redemption, and the market price of the Common Stock may vary between the date of such determination and the subsequent delivery of such shares.

     The "Call Price" of each share of PRIDES is the sum of (i) $45.188 on and after July 1, 1998, to and including September 30, 1998, $45.040 on and after October 1, 1998, to and including December 31, 1998, $44.891 on and after January 1, 1999, to and including March 31, 1999, $44.743 on and after April 1, 1999, to and including June 30, 1999, $44.594 on and after July 1, 1999, to and including September 30, 1999, $44.446 on and after October 1, 1999, to and including December 31, 1999, $44.297 on and after January 1, 2000, to and including March 31, 2000, $44.149 on and after April 1, 2000, to and including May 31, 2000, and $44.00, on and after June 1, 2000, to and including July 1, 2000, and (ii) all accrued and unpaid dividends thereon to but not including the date fixed for redemption (other than previously declared dividends payable to a holder of record as of a prior date).

     The "Current Market Price" per share of the Common Stock on any date of determination means the lesser of (x) the average of the Closing Prices (as defined below) of the Common Stock for the 15 consecutive trading days ending on and including such date of determination and (y) the Closing Price of the Common Stock for such date of determination; provided, however, that, with respect to any redemption of shares of PRIDES, if any event resulting in an adjustment of the Common Equivalent Rate occurs during the period beginning on the first day of such 15-day period and ending on the applicable redemption date, the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect the occurrence of such event. The term "Closing Price" on any day means the last reported sales price on such day or, in case no such sale takes place on such day, the average of the reported closing high and low quotations, in each case on the Nasdaq National Market, or, if the Common Stock is not listed on the Nasdaq National Market, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the high bid and low-asked quotations of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if no such quotations are available, the fair market value of the Common Stock as determined by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for such purpose.

     The "Common Equivalent Rate" is initially one share of Common Stock for each share of PRIDES and is subject to adjustment as appropriate in certain circumstances, including if the Company shall (a) pay a stock dividend or make a distribution with respect to its Common Stock in shares of Common Stock, (b) subdivide or split its outstanding Common Stock, (c) combine its outstanding Common Stock into a smaller number of shares, (d) issue by reclassification of its shares of Common Stock any shares of Common Stock, (e) issue certain rights (excluding the Rights (as defined under "Description of Capital Stock -- Rights Plan")) or warrants to all holders of its Common Stock unless such rights or warrants are issued to each holder of shares of PRIDES on a pro rata basis with the shares of Common Stock based on the Common Equivalent Rate in effect on the date immediately preceding such issuance, or (f) pay a dividend or distribute to all holders of its Common Stock evidences of its indebtedness, cash or other assets (including capital stock of the Company but excluding any cash dividends or distributions, other than certain extraordinary cash distributions, and dividends referred to in clause (a) above) unless such dividend or distribution is made to each holder of shares of PRIDES on a pro rata basis with the shares of Common Stock based on the Common Equivalent Rate in effect on the date immediately preceding such dividend or distribution.

  Conversion at the Option of the Holder

     At any time prior to the Mandatory Conversion Date, unless previously redeemed, each share of PRIDES is convertible at the option of the holder thereof into .826 of a share of Common Stock at the time of issuance of the PRIDES (the "Optional Conversion Rate"), equivalent to the Conversion Price of $53.24 per share of Common Stock at the time of issuance of the PRIDES, subject to adjustment as described herein. The number of shares of Common Stock a holder will receive upon redemption, and the value of the shares received upon conversion, will vary depending on the market price of the Common Stock from time to time, all as set forth herein. The right of holders to convert shares of PRIDES called for redemption will terminate immediately prior to the close of business on the redemption date.

  Voting Rights

     The holders of shares of PRIDES have the right with the holders of Common Stock to vote in the election of Directors and upon each other matter coming before any meeting of the holders of Common Stock on the basis of 4/5 of a vote for each share of PRIDES. On such matters, the holders of shares of PRIDES and the holders of Common Stock will vote together as one class except as otherwise provided by law or the Company's Articles of Incorporation. In addition, (i) whenever dividends on the shares of PRIDES or any other series of the Company's preferred stock (all series of which, including the shares of PRIDES, hereinafter are called the "Preferred Stock") with like voting rights are in arrears and unpaid for six quarterly dividend periods, and in certain other circumstances, the holders of the shares of PRIDES (voting separately as a class) will be entitled to vote, on the basis of one vote for each share of PRIDES, for the election of two Directors of the Company, such Directors to be in addition to the number of Directors constituting the Board of Directors immediately prior to the accrual of such right, and (ii) the holders of the shares of PRIDES may have voting rights with respect to certain alterations of the Company's Articles of Incorporation and certain other matters, voting on the same basis or separately as a series.

  Liquidation Preference and Ranking

     The shares of PRIDES rank prior to the Common Stock as to payment of dividends and distribution of assets upon liquidation. The liquidation preference of each share of PRIDES is an amount equal to the sum of (i) $44.00 and (ii) all accrued and unpaid dividends thereon.

PREFERRED STOCK

     The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Articles of Incorporation and the Articles of Amendment relating to each such series of Preferred Stock, which will be filed with the Commission in connection with the offering of such series of Preferred Stock.

  General

     Under the Company's Articles of Incorporation, the Board of Directors may, by resolution, establish series of Preferred Stock having such voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as the Board of Directors may determine.

     The Preferred Stock offered hereby will have the dividend, liquidation and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby for specific terms, including: (1) the designation and stated value per share of such Preferred Stock and the number of shares offered;
(2) the amount of liquidation preference per share; (3) the price at which such Preferred Stock will be issued; (4) the dividend rate (or method of calculation), the dates on which dividends will be payable, whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate; (5) any redemption or sinking fund provisions; (6) any terms by which such series of Preferred Stock may be convertible into or exchanged for Common Stock or Debt Securities; and (7) any additional or other rights, preferences, privileges, limitations and restrictions relating to such series of Preferred Stock.

     The Preferred Stock offered hereby will be issued in one or more series. The holders of Preferred Stock will have no preemptive rights. Preferred Stock will be fully paid and nonassessable upon issuance against full payment of the purchase price therefor. Unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Stock, each series of Preferred Stock will, with respect to dividend rights and rights on liquidation, dissolution and winding up of the Company, rank prior to the Common Stock (the "Junior Stock") and on a parity with each other series of Preferred Stock offered hereby (the "Parity Stock").

  Dividend Rights

     Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board of Directors of the Company. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Prospectus Supplement relating thereto. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and the Company will have no obligation to pay the dividend accrued for that period, whether or not dividends are declared for any future period. Dividends on shares of each series of Preferred Stock for which dividends are cumulative will accrue from the date set forth in the applicable Prospectus Supplement.

     The Preferred Stock of each series will include customary provisions (1) restricting the payment of dividends or the making of other distributions on, or the redemption, purchase or other acquisition of, Junior Stock unless full dividends, including, in the case of cumulative Preferred Stock, accruals, if any, in respect of prior dividend periods, on the shares of such series of Preferred Stock have been paid and (2) providing for the pro rata payment of dividends on such series and other Parity Stock when dividends have not been paid in full upon such series and other Parity Stock.

  Rights Upon Liquidation

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Junior Stock, liquidating distributions in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock plus an amount equal to accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any Parity Stock are not paid in full, the holders of the Preferred Stock of such series and of such Parity Stock will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts (which may include accumulated dividends) to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of such series of Preferred Stock will have no right or claim to any of the remaining assets of the Company. Neither the sale of all or a portion of the Company's assets nor the merger or consolidation of the Company into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntarily or involuntarily, of the Company.

  Voting Rights

     The holders of Preferred Stock of a series offered hereby will not be entitled to vote except as indicated in the Prospectus Supplement relating to such series of Preferred Stock or as required by applicable law. Unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Stock, when and if any such series is entitled to vote, each share in such series will be entitled to one vote.

DEPOSITARY SHARES

  General

     UCFC may elect to offer fractional interests in the Preferred Stock rather than whole shares of such securities. In such event, UCFC will provide for the issuance by a Depositary (as hereinafter defined) to the public of receipts ("Depositary Receipts") evidencing depositary shares (the "Depositary Shares"), each of which will represent a fractional interest in a share of a particular series of the Preferred Stock, as set forth in the Prospectus Supplement for such series of Preferred Stock.

     Certain general terms and provisions of the form of Deposit Agreement (as hereinafter defined), the Depositary Shares and the form of Depositary Receipts to which a Prospectus Supplement may relate are set forth below. The particular terms of the Preferred Stock offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Depositary Shares will be described in the applicable Prospectus Supplement. The descriptions below and in any Prospectus Supplement do not purport to be complete and are subject to and qualified in their entirety by reference to the Deposit Agreement and the Depositary Receipts, the forms of which are incorporated by reference in the Registration Statement of which this Prospectus is a part and the definitive forms of which will be filed with the Commission at the time of sale of such Depositary Shares.

     The shares of any series of Preferred Stock underlying Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $5,000,000 (the "Depositary"). The applicable Prospectus Supplement will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of Preferred Stock underlying such Depositary Share, to all the rights and preferences of the Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion and liquidation rights).

     Depositary Shares will be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. Depositary Receipts will be distributed to those persons purchasing the fractional shares of the related series of Preferred Stock in accordance with the terms of the offering as described in the applicable Prospectus Supplement.

     Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

     Upon the surrender of Depositary Receipts at the office of the Depositary (unless the Depositary Shares have been previously called for redemption) and upon payment by the holder of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Shares is entitled to have the Depositary deliver to such holder the number of whole shares of the Preferred Stock underlying the Depositary Shares evidenced by the surrendered Depositary Receipts; provided, however, that the holder of such shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related series of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

  Dividends and Other Distributions

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary, with the approval of the Company, may sell such property and distribute the net proceeds from such sale to such holders.

  Redemption of Depositary Shares

     If a series of Preferred Stock underlying Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 45 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to the Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

  Voting the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the Preferred Stock held by the Depositary are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Stock.

  Amendment and Termination of the Deposit Agreement

     The form of Depositary Receipt evidencing Depositary Shares and any provision of a Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority in interest of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock underlying such Depositary Shares in connection with any liquidation, dissolution or winding up of the Company.

  Charges of Depositary

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of Preferred Stock and any redemption of Preferred Stock. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreements to be for their accounts.

  Miscellaneous

     The Depositary will forward to the holders of Depositary Shares all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of Preferred Stock.

     Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a Deposit Agreement. The obligations of the Company and the Depositary under a Deposit Agreement will be limited to performance in good faith of their respective duties thereunder and neither entity will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. Each entity may relay upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

  Resignation and Removal of Depositary

     The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect only upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $5,000,000.

SPECIAL CHARTER, BY-LAW AND LOUISIANA LAW PROVISIONS

     Certain provisions of the Company's Articles of Incorporation, the Company's By-Laws, Louisiana law, and the Company's Rights Plan, may have the effect of delaying, deterring or discouraging, among other things, a non-negotiated tender or exchange offer for the Company's Common Stock or a proxy contest for control of the Company.

  Anti-Takeover Provisions in the Company's Articles of Incorporation and
By-Laws

     The Company's By-Laws, among other things: (1) authorize the Board of Directors exclusively to fix the number of directors by no less than a 66 2/3% vote and classify the Board into three classes with staggered terms; (2) provide procedures for the removal of directors and for filling vacancies on the Board;
(3) provide advance notice procedures for shareholder nominations and proposals; and (4) provide procedures for the calling of a special meeting of the shareholders.

     In addition, the Company's Articles of Incorporation, among other things, require the affirmative vote of the holders of not less than 80% of the total voting power of the Company to alter, amend or repeal the foregoing provisions of the Company's By-Laws.

     Other provisions of the Company's Articles of Incorporation: (a) provide that no action may be taken by the shareholders except at an annual or special meeting; (b) provide that a special meeting of the shareholders may be called only by a written request signed by the holders of no less than 66 2/3% of the total voting power of the Company; (c) provide that provisions (a) and (b) may not be amended, altered or repealed except by the affirmative vote of the holders of no less than 80% of the total voting power of the Company; and (d) eliminate the right of a director absent from a meeting of the Board or any committee thereof to give a proxy to another director or to a shareholder.

     Taken together, the foregoing provisions of the Articles of Incorporation and By-Laws of the Company (which provisions may not be amended, altered or repealed without the 80% shareholder vote) make more difficult, and thus may discourage, any attempt to gain control of the Company through a proxy contest or through the acquisition of the Company's Common Stock, and as a result, will tend to perpetuate the control of present management. The 80% voting requirements in certain of the foregoing provisions could allow the holders of just over 20% of the total voting power of the Company to defeat proposed actions that might be supported by persons holding a majority of the total voting power of the Company. As of December 31, 1996, the directors and executive officers of the Company were the beneficial owners of 5.2% of the outstanding shares of Common Stock.

     The Company's Articles of Incorporation contain other provisions that have intended "anti-takeover" effects. The Articles of Incorporation of the Company include certain provisions (the "Special Vote Provisions") requiring the affirmative vote of 80% of the outstanding shares of the Company's voting stock before the Company may enter into (i) a merger or consolidation with any other corporation, (ii) a sale or lease of substantially all of the assets of the Company to any other corporation, person or entity, or (iii) a sale or lease to the Company by any other corporation, person or other entity of assets having a value greater than $1 million in exchange for voting stock of the Company, in each case if such other corporation, person or other entity, directly or indirectly, owns or controls 10% or more of the Company's voting stock prior to any such transaction. The Special Vote Provisions apply only to the above-described transactions which do not receive prior approval of the Board of Directors.

     The Articles of Incorporation of the Company also contain certain provisions (the "Takeover Consideration Provisions") authorizing the Board of Directors, in evaluating an offer from a third party to merge with or acquire the shares or assets of the Company, to give due consideration to certain factors not directly related either to the price per share offered for or the then market price of the Company's Common Stock. The factors that the Board of Directors is authorized to consider under the Takeover Consideration Provisions include, without limitation: (i) the consideration being offered in the acquisition proposal as it relates to the then current value of the Company in a freely negotiated transaction, and to the Board of Directors' then estimate of the future value of the Company as an independent entity; (ii) the social, legal and economic effects of the acquisition proposal on the Company and its subsidiaries, and the franchisees, employees, suppliers, customers, creditors and business of the Company and its subsidiaries; (iii) the financial condition and earnings prospects of the potential offeror, including but not limited to, debt service and other existing or likely financial obligations of the potential offeror, and the possible effect of such condition upon the Company and its subsidiaries and other elements of the communities in which the Company and its subsidiaries operate or are located; and (iv) the competence, experience and integrity of the potential offeror.

     Pursuant to Section 92G of the Louisiana Business Corporation Law (the "LBCL"), the Board of Directors is also authorized to consider the factors set forth therein (which are generally comparable to those set forth in the Takeover Consideration Provisions) and any other factors which it deems relevant in evaluating a tender offer or an offer to make a tender or exchange offer or to effect a merger or consolidation.

     The Special Vote Provisions and the Takeover Consideration Provisions may be altered only by the affirmative vote of 80% of the outstanding shares of the Company's voting stock.

  Directors' and Officers' Exculpation and Indemnification

     The Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for liability (i) for breach of the director's or officer's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 92D of the LBCL, which specifies certain corporate transactions, such as certain dividend declarations and dispositions of assets, as unlawful, or (iv) for any transaction from which the director or officer derived an improper personal benefit. With the exception of the items noted in (i) through (iv) above, the effect of this provision of the Articles of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director or officer for breach of his or her fiduciary duty as a director or officer. This provision does not limit or eliminate the rights of the Company or any stockholders to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director's or officer's fiduciary duty.

     Pursuant to Section 83 of the LBCL, the Company has adopted provisions in its Articles of Incorporation which require the Company to indemnify its directors and officers to the fullest extent permitted by Louisiana law.

     The Company has also entered into indemnification agreements with its directors and certain of its officers.

  Louisiana Fair Price and Control Share Acquisition Statutes

     As a Louisiana corporation, the Company is subject to the provisions of the LBCL which contain "fair price" and "control share acquisition" provisions. Each of these provisions imposes significant restrictions on the ability of an acquiror of a large block of voting stock of a Louisiana corporation to exercise control over the corporation.

     The "fair price" provisions are set forth in Sections 132-134 of the LBCL and are designed to restrict the ability of a Louisiana corporation to enter into mergers or other extraordinary corporate transactions with certain stockholders. These provisions require that certain business combinations between a Louisiana corporation and "interested stockholders" must be approved by (i) the corporation's Board of Directors, (ii) the affirmative vote of at least 80% of the voting stock of the corporation, and (iii) the affirmative vote of two-thirds of the voting stock of the corporation (excluding stock held by the interested stockholders), unless the business combination satisfies certain "fair price" tests regarding the payments to be made to stockholders and meets certain other procedural requirements. An "interested stockholder" is defined as any person (other than the corporation, any subsidiary of the corporation or any employee benefit plan of the corporation or any subsidiary) that is the beneficial owner of 10% or more of the voting stock of the corporation. In general, the "fair price" tests measure the value stockholders receive for their stock from an interested stockholder in transactions within a two year period.

     The "control share acquisition" provisions of the LBCL are set forth in Sections 135-140.2. In general, these provisions provide that persons who, after May 4, 1987, acquire stock that would normally entitle them to exercise 20% or more of the voting power of the corporation will not be able to vote the shares acquired by them in excess of 20% of such voting power unless their ability to vote is reinstated by the stockholders of the corporation at a meeting held after the acquiring person requests such a vote. A corporation is required to call such a meeting only if the person proposing to make a control share acquisition (an "acquiring stockholder") has demonstrated a financial ability to make a successful acquisition and such proposed acquisition is lawful. At such a meeting, the voting rights of the acquiring stockholder will be reinstated for shares held by the acquiring stockholder in excess of 20% of the Company's voting power if approved by the affirmative vote of (i) a majority of all shares of the Company then entitled to vote and (ii) a majority of all shares of the Company then entitled to vote (excluding shares beneficially owned by the acquiring stockholder, its officers and its directors who are also its employees). If the voting rights of the acquiring stockholder are reinstated, such stockholder can acquire additional voting shares within certain threshold levels, without obtaining additional stockholder approval. However, if the acquiring stockholder acquires additional shares in an acquisition that places such stockholder above the threshold ownership levels of one-third and one-half of all voting shares, the additional shares acquired in such an acquisition in excess of such ownership levels will not have voting rights unless reinstated by the stockholders pursuant to the voting procedures described above. A corporation must call a stockholders' meeting within 50 days of the date that both the corporation and the proposed acquiring stockholder file definitive proxy materials with the Commission.

RIGHTS PLAN

     On July 27, 1994, the Board of Directors of the Company redeemed the rights issued under the rights plan adopted in February 1989, adopted the Rights Plan, declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of Common Stock on August 6, 1994, and authorized the issuance of one Right with respect to each share of Common Stock issued after August 6, 1994, and before the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined). The Rights have anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired.

     Each Right entitles the registered holder upon exercise on and after the Distribution Date to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $2.00 per share (the "Preferred Shares"), of the Company at a price of $240.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights, and the Preferred Shares into which such Rights are exercisable, are set forth in the Rights Plan.

     The "Distribution Date" occurs on the earliest of the close of business on
(i) the tenth day following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock, (ii) the tenth day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 25% or more of the outstanding shares of Common Stock, or (iii) 10 days after the Board of Directors shall declare any person to be an "Adverse Person," upon a determination that such person, alone or together with its affiliates and associates, has become the beneficial owner of 10% or more of the outstanding shares of Common Stock and a determination by at least a majority of the Board of Directors who are not officers of the Company, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that
(a) such beneficial ownership by such person is intended to cause, is reasonably likely to cause or will cause the Company to repurchase the shares of Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (b) such beneficial ownership is causing or is reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company. However, the Board of Directors may not declare a person to be an Adverse Person if, prior to the time that the person acquired 10% or more of the shares of Common Stock then outstanding, such person provided to the Board of Directors in writing a statement of the person's purpose and intentions in connection with the proposed acquisition of Common Stock, together with any other information reasonably requested of the person by the Board of Directors, and the Board of Directors, based on such statement and reasonable inquiry and investigation as it deems appropriate, determines to notify and notifies such person in writing that it will not declare the person to be an Adverse Person; provided, however, that the Board of Directors may expressly condition in any manner a determination not to declare a person an Adverse Person on such conditions as the Board of Directors may select, including without limitation, such person not acquiring more than a specified amount of stock and/or such person not taking actions inconsistent with the purposes and intentions disclosed by such person in the statement provided to the Board of Directors. In the event that the Board of Directors should at any time determine, upon reasonable inquiry and investigation, that such person has not met or complied with any conditions specified by the Board of Directors, the Board of Directors may at any time thereafter declare the person to be an Adverse Person. Until the Distribution Date, the Rights will be transferred with and only with shares of Common Stock. The Rights will expire on July 31, 2004 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company.

     The Purchase Price payable, and the number of Preferred Shares or other securities of property issuable, on exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of a stock dividend on the Preferred Shares or other events described in the Rights Plan.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each Preferred Share will have 100 votes, voting together with the Common Stock, Finally, in the event of merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per share of Common Stock. The Rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

     The Rights Plan contains a "flip-over" feature allowing the exercise of the Rights so that the holder thereof (except those Rights held by the Acquiring Person) will receive shares of Common Stock of the Acquiring Person at half price, causing substantial dilution to the Acquiring Person. In general, this "flip-over" feature provides that in the event that the Company is acquired by an Acquiring Person in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person after the date upon which the Acquiring Person became such (which will thereafter be void), will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the Acquiring Person which at the time of such transaction will have a market value of two times the Purchase Price.

     The Rights Plan also contains a "flip-in" feature allowing holders of Rights (except those held by an Acquiring Person) to purchase Common Stock of the Company at half price, causing substantial dilution to the Acquiring Person. In general, this "flip-in" feature provides that in the event that (i) any person becomes the beneficial owner of 25% or more of the outstanding Common Stock (unless such person first acquires 25% or more of the outstanding Common Stock by a purchase pursuant to a tender offer for all of the Common Stock which the independent directors determine to be fair to and otherwise in the best interests of the Company and its stockholders, employees, customers and communities in which the Company does business), (ii) any person is declared by the Board of Directors to be an Adverse Person, (iii) an Acquiring Person engages in one or more "self-dealing" transactions set forth in the Rights Plan, or (iv) during such time as there is an Acquiring Person, there shall be a reclassification of securities or a recapitalization or reorganization of the Company or other transaction or series of transactions involving the Company which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by the Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person after the date upon which the Acquiring Person became such (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock (or, in the event that there are insufficient authorized shares of Common Stock substitute consideration such as cash, property, or other securities of the Company) having a market value of two times the Purchase Price.

     At any time after the acquisition by an Acquiring Person of beneficial ownership of 20% or more of the outstanding Common Stock and prior to the acquisition by such person of 25% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     At any time prior to the tenth day following a public announcement that an Acquiring Person has acquired beneficial ownership of 20% or more of the outstanding Common Stock, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holder of the Rights will be to receive the Redemption Price. The date on which the redemption of the Rights occurs pursuant to the foregoing provisions is referred to herein as the "Redemption Date."

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding shares of the Common Stock then known to the Company to be beneficially owned by any Acquiring Person and (ii) 10%, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely effect the interests of the holders of the Rights.

     Until a Right is exercised, the holder of a Right will not, by reason of being such a holder, have rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                              PLAN OF DISTRIBUTION

     The Company may offer and sell the Offered Securities in one or more of the following ways: (i) through underwriters or dealers; (ii) through agents; or
(iii) directly by the Company to one or more purchasers. The Prospectus Supplement with respect to a particular offering of a series of Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters or agents with whom UCFC has entered into arrangements with respect to the sale of such Offered Securities, the public offering or purchase price of such Offered Securities and the proceeds to the Company from such sales, and any underwriting discounts, agency fees or commissions and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions to be allowed or reallowed or paid to dealers and any securities exchange on which such Offered Securities may be listed. Dealer trading may take place in certain of the Offered Securities, including Offered Securities not listed on any securities exchange.

     If underwriters are used in the offer and sale of Offered Securities, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or by underwriters without a syndicate, all of which underwriters in either case will be designated in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, under the terms of the underwriting agreement, the obligations of the underwriters to purchase Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Offered Securities may be offered and sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Securities with respect to which this Prospectus is delivered will be named in, and any commissions payable by the Company to such agent will be set forth in or calculable from, the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

     The Offered Securities will be new issues of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Offered Securities.

     Any underwriter, dealer or agent participating in the distribution of the Offered Securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold, and any discounts or commissions received by it from UCFC and any profit realized by it on the sale or resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

     Under agreements entered into with the Company, underwriters, dealers and agents may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

     Underwriters, dealers and agents also may be customers of, engage in transactions with, or perform other services for the Company in the ordinary course of business.

                                 LEGAL OPINIONS

     The legality of the Debt Securities will be passed upon for the Company by Stroock & Stroock & Lavan LLP, New York, New York. The legality of the Common Stock and Preferred Stock will be passed upon for the Company by Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation), Baton Rouge, Louisiana. Certain legal matters in connection with any offering of Securities involving any underwriters or dealers will be passed upon for such underwriters or dealers by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. As to matters governed by the laws of the State of Louisiana, Stroock & Stroock & Lavan LLP and Simpson Thacher & Bartlett will rely upon Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation). As of December 31, 1996, individual stockholders of the firm of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation) owned, directly or indirectly, approximately 50,000 shares of the Company's Common Stock.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from UCFC's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Amendments Nos. 1, 2 and 3 on Form 10-K/A, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             ---------------------

                TABLE OF CONTENTS

                                           PAGE
                                           ----
                  PROSPECTUS

Incorporation of Certain Documents by
  Reference.............................     2

Available Information...................     2

The Company.............................     4

Use of Proceeds.........................     5

Ratios of Earnings......................     5

Description of Debt Securities..........     6

Description of Capital Stock............    21

Plan of Distribution....................    33

Legal Opinions..........................    34

Experts.................................    34

UNITED COMPANIES
FINANCIAL CORPORATION
[UNITED COMPANIES FINANCIAL LOGO]
PROSPECTUS
DATED            , 1997

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The registration fee and the estimated expenses, other than underwriting or broker-dealer fees, discounts and commissions, in connection with the offering are as follows:

Registration Fee -- Securities and Exchange Commission......  $  151,515.15
Printing and Engraving Expenses.............................     275,000.00
Legal Fees and Expenses.....................................     475,000.00
Accounting Fees and Expenses................................      75,000.00
Blue Sky Fees and Expenses..................................      15,000.00
Indenture Trustees Expenses.................................      14,500.00
Rating Agency Fees and Expenses.............................     500,000.00
Transfer Agent Fees.........................................      15,000.00
Listing Fees................................................      15,000.00
Miscellaneous...............................................     200,000.00
                                                              -------------
          Total.............................................  $1,736,015.15
                                                              =============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 83 of the Louisiana Business Corporation Law (the "LBCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise. The indemnity may include expenses, including attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83 further provides that a Louisiana corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions except that no indemnification is permitted without judicial approval if the director or officer shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in any defense of any action referred to above or any claim therein, the corporation must indemnify him against such expenses that such officer or director actually incurred. Section 83 permits a corporation to pay expenses incurred by the officer or director in defending an action, suit or proceeding in advance of the final disposition thereof if approved by the board of directors.

     Pursuant to Section 83 of the LBCL, the Company has adopted provisions in its Articles of Incorporation which require the Company to indemnify its directors and officers to the fullest extent permitted by the LBCL.

     The Articles of Incorporation, as amended, provide that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for liability (i) for breach of the directors' or officers' duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 92(D) of the LBCL, or (iv) for any transaction from which the director or officer derived an improper personal benefit. Section 92(D) of the LBCL specifies certain corporate transactions, such as certain dividend declarations and dispositions of assets, as unlawful. The effect of this provision of the Articles of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director or officer for breach of fiduciary duty as a director or officer. This provision does not limit or eliminate the rights of the Company or any stockholders to seek non-monetary relief, such as an injunction or recession in the event of a breach of a director's or officer's fiduciary duty.

     The Company has entered into indemnification agreements with its directors and certain of its officers which provide that the Company will, if certain conditions are met and the director or officer acted in accordance with the applicable standard and subject to certain procedures and exceptions, indemnify such persons for claims, judgments and related expenses resulting from their service on behalf of the Company and its affiliated entities in any pending, threatened or completed action, suit or proceeding, whether civil, administrative or criminal, except where (i) the Company is prohibited by law from providing such indemnification; (ii) payment of the indemnification amounts has been made under an insurance policy; and (iii) the director or officer gained a personal profit to which he or she was not legally entitled including profits arising from the violation of certain securities laws. A form of the indemnification agreements referenced above has been filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

ITEM 16.  LIST OF EXHIBITS.

        EXHIBIT
         NUMBER                            DESCRIPTION OF DOCUMENT
        -------                            -----------------------
         1.1(1)          -- Form of Underwriting Agreement for Securities
         4.1(2)          -- Series A Junior Participating Preferred Stock Purchase
                            Rights
         4.2(3)          -- Senior Indenture
         4.3(3)          -- Form of Senior Note (included in Exhibit 4.2)
         4.4(1)          -- Subordinated Indenture
         4.5(1)          -- Form of Subordinated Note (included in Exhibit 4.4)
         4.6(4)          -- Form of Articles of Amendment for Preferred Stock
         4.7(5)          -- Specimen Preferred Stock Certificate
         4.8(6)          -- Articles of Amendment for PRIDES
         4.9(7)          -- Specimen Certificate of PRIDES
         4.10(1)         -- Specimen Common Stock Certificate
         4.11(1)         -- Form of Deposit Agreement
         4.12(1)         -- Form of Depositary Receipt (included in Exhibit 4.11)
         5.1(1)          -- Opinion of Stroock & Stroock & Lavan LLP regarding
                            legality of securities being registered
         5.2(1)          -- Opinion of Kantrow, Spaht, Weaver & Blitzer (A
                            Professional Law Corporation) regarding legality of
                            securities being registered
        12.1(8)          -- Statement of Computation of Ratio of Earnings to Fixed
                            Charges
        12.2(9)          -- Statement of Computation of Ratio of Earnings to Combined
                            Fixed Charges and Preferred Stock Dividends
        15.1(1)          -- Letter of Deloitte & Touche LLP regarding unaudited
                            financial information
        23.1(1)          -- Consent of Stroock & Stroock & Lavan LLP (included in
                            Exhibit 5.1)
        23.2(1)          -- Consent of Kantrow, Spaht, Weaver & Blitzer (A
                            Professional Law Corporation) (included in Exhibit 5.2)
        23.3(1)          -- Consent of Deloitte & Touche LLP
        24.1(1)          -- Powers of Attorney (included in Part II of this
                            Registration Statement)
        25.1(1)          -- Statement of Eligibility of Senior Trustee on Form T-1
        25.2(1)          -- Statement of Eligibility of Subordinated Trustee on Form
                            T-1

---------------

 (1) Filed herewith.

 (2) Incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed on August 5, 1994.

 (3) Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on June 16, 1995.

 (4) Incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-3 (Registration No. 33-60367) filed on June 19, 1995.

 (5) Incorporated by reference to Exhibit 4.8 to the Company's Registration Statement on Form S-3 (Registration No. 33-60367) filed on June 19, 1995.

 (6) Incorporated by reference to Exhibit 4.9 to the Company's Registration Statement on Form S-3 (Registration No. 33-60367) filed on June 19, 1995.

 (7) Incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K filed on June 16, 1995.

 (8) Incorporated by reference to Exhibit 12.1 to the Company's Current Report on Form 8-K filed on December 5, 1996.

 (9) Incorporated by reference to Exhibit 12.2 to the Company's Current Report on Form 8-K filed on December 5, 1996.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rules 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective, and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana on February 19, 1997.

                                    UNITED COMPANIES FINANCIAL CORPORATION

                                    By:        /s/ SHERRY E. ANDERSON
                                       -----------------------------------------
                                                  Sherry E. Anderson
                                          Senior Vice President and Secretary

     Known all men by these presents, that each person whose signature appears below constitutes and appoints Sherry E. Anderson, Dale E. Redman and J. Terrell Brown, acting singly, as his true and lawful attorney-in-fact and agent, with full power of substitution, and for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

                /s/ J. TERRELL BROWN                   Chairman of the Board and      February 19, 1997
-----------------------------------------------------  Chief Executive Officer
                  J. Terrell Brown                     (Principal Executive
                                                       Officer)

                 /s/ JOHN D. DIENES                    President, Chief Operating     February 19, 1997
-----------------------------------------------------  Officer and Director
                   John D. Dienes

                 /s/ DALE E. REDMAN                    Executive Vice President,      February 19, 1997
-----------------------------------------------------  Chief Financial Officer and
                   Dale E. Redman                      Director (Principal
                                                       Financial Officer)

                /s/ JESSE O. GRIFFIN                   Senior Vice President and      February 19, 1997
-----------------------------------------------------  Controller (Principal
                  Jesse O. Griffin                     Accounting Officer)

              /s/ JAMES J. BAILEY, III                 Director                       February 19, 1997
-----------------------------------------------------
                James J. Bailey, III

                /s/ ROBERT H. BARROW                   Director                       February 19, 1997
-----------------------------------------------------
                  Robert H. Barrow

               /s/ RICHARD A. CAMPBELL                 Director                       February 19, 1997
-----------------------------------------------------
                 Richard A. Campbell

              /s/ HARRIS J. CHUSTZ, JR.                Director                       February 19, 1997
-----------------------------------------------------
                Harris J. Chustz, Jr.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

               /s/ ROY G. KADAIR, M.D.                 Director                       February 19, 1997
-----------------------------------------------------
                 Roy G. Kadair, M.D.

              /s/ O. MILES POLLARD, JR.                Director                       February 19, 1997
-----------------------------------------------------
                O. Miles Pollard, Jr.

             /s/ WILLIAM H. WRIGHT, JR.                Director                       February 19, 1997
-----------------------------------------------------
               William H. Wright, Jr.

                                 EXHIBIT INDEX

  EXHIBIT                                                                     PAGE
   NUMBER                      DESCRIPTION OF DOCUMENT                       NUMBER
  -------                      -----------------------                       ------
   1.1(1)    -- Form of Underwriting Agreement for Securities
   4.1(2)    -- Series A Junior Participating Preferred Stock Purchase
                Rights
   4.2(3)    -- Senior Indenture
   4.3(3)    -- Form of Senior Note (included in Exhibit 4.2)
   4.4(1)    -- Subordinated Indenture
   4.5(1)    -- Form of Subordinated Note (included in Exhibit 4.4)
   4.6(4)    -- Form of Articles of Amendment for Preferred Stock
   4.7(5)    -- Specimen Preferred Stock Certificate
   4.8(6)    -- Articles of Amendment for PRIDES
   4.9(7)    -- Specimen Certificate of PRIDES
   4.10(1)   -- Specimen Common Stock Certificate
   4.11(1)   -- Form of Deposit Agreement
   4.12(1)   -- Form of Depositary Receipt (included in Exhibit 4.11)
   5.1(1)    -- Opinion of Stroock & Stroock & Lavan LLP regarding
                legality of securities being registered
   5.2(1)    -- Opinion of Kantrow, Spaht, Weaver & Blitzer (A
                Professional Law Corporation) regarding legality of
                securities being registered
  12.1(8)    -- Statement of Computation of Ratio of Earnings to Fixed
                Charges
  12.2(9)    -- Statement of Computation of Ratio of Earnings to Combined
                Fixed Charges and Preferred Stock Dividends
  15.1(1)    -- Letter of Deloitte & Touche LLP regarding unaudited
                financial information
  23.1(1)    -- Consent of Stroock & Stroock & Lavan LLP (included in
                Exhibit 5.1)
  23.2(1)    -- Consent of Kantrow, Spaht, Weaver & Blitzer (A
                Professional Law Corporation) (included in Exhibit 5.2)
  23.3(1)    -- Consent of Deloitte & Touche LLP
  24.1(1)    -- Powers of Attorney (included in Part II of this
                Registration Statement)
  25.1(1)    -- Statement of Eligibility of Senior Trustee on Form T-1
  25.2(1)    -- Statement of Eligibility of Subordinated Trustee on Form
                T-1

---------------

 (1) Filed herewith.

 (2) Incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed on August 5, 1994.

 (3) Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on June 16, 1995.

 (4) Incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-3 (Registration No. 33-60367) filed on June 19, 1995.

 (5) Incorporated by reference to Exhibit 4.8 to the Company's Registration Statement on Form S-3 (Registration No. 33-60367) filed on June 19, 1995.

 (6) Incorporated by reference to Exhibit 4.9 to the Company's Registration Statement on Form S-3 (Registration No. 33-60367) filed on June 19, 1995.

 (7) Incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K filed on June 16, 1995.

 (8) Incorporated by reference to Exhibit 12.1 to the Company's Current Report on Form 8-K filed on December 5, 1996.

 (9) Incorporated by reference to Exhibit 12.2 to the Company's Current Report on Form 8-K filed on December 5, 1996.